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                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER                  DESCRIPTION
         ------                  -----------

          99.1             Letter regarding Form 12B-25
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                                                                    EXHIBIT 99.1






March 26, 1998





U. S. Securities and Exchange Commission
Washington, D.C.  20549


Re:     InterWest Medical Corporation
SEC File No. 0-11881
Exhibit A to Form 12b-25


Gentlemen:


Please be advised that we are unable to furnish the required opinion for the above named registrant for its 10-k filing for the year ended December 31, 1997 by the due date of the filing due to delays in the completion of audit procedures and applicable review of work performed under our quality control guidelines.

Completion is expected within fifteen calendar days of the original due date of the above filing.

Sincerely,



WEAVER AND TIDWELL, L.L.P.

/cm